Exhibit 3.9

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                            TURKS AND CAICOS ISLANDS

                          THE COMPANIES ORDINANCE 1981

                          CERTIFICATE OF INCORPORATION

                                EXEMPTED COMPANY



     CONCERT CONSULTANTS INTERNATIONAL INC.

is this day incorporated under the Companies Ordinance 1981 and registered as a Exempted Company under the provissions of Section 181(1) of the said Ordinance.


     Dated this 9th day of February 1999

                               Deborah C. Ashton
                             ----------------------
                             Registrar of Companies


Registered No. E. 26119

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                             TO SHOM IT MAY CONCERN

                          THE COMPANIES ORDINANCE 1981


                         CERTIFICATE OF CHANGE OF NAME

                            This is to Certify that


                     CONCERT CONSULTANTS INTERNATIONAL INC.
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             Incorporated under the Companies Ordinance 1981 on the
                9th day if February 1999 has changed its name to

                              Torchmail.com, Inc.
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       Dated the 30th day of June 1999


                         ------------------------------
                             Registrar of Companies
                             Turks & Caicos Islands


          Registered No. E. 26119